Exhibit 99.1

James M. Revie
388 River Road
Pipersville, PA 18947
917-691-9536

April 4, 2011

Board of Directors
Penn Millers Holding Company
72 North Franklin Street
Wilkes-Barre, PA 18701

Please accept my resignation from Penn Millers Board of Directors, effective immediately. Only two committee meetings remain in my term.

I have enjoyed my twenty years of service to the Board, in particular trying to grow a real company from the seeds and spirit of a very small company. Although our viewpoints have differed over the years, I have always appreciated the mutual respect demonstrated by Board members.

Sincerely,

/s/ Jim Revie

Jim Revie